UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	001-34762	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

255 East Fifth Street, Suite 700, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2021, First Financial Bancorp., an Ohio corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, First Financial Bank, an Ohio state-chartered bank and wholly owned subsidiary of the Company (the “Bank”), Summit Funding Group, Inc., a Delaware corporation (“Summit”), the stockholders of Summit identified in the Purchase Agreement (the “Sellers”), and Richard L. Ross, in his capacity as the Sellers’ representative (the “Sellers’ Representative”).

Pursuant to the Purchase Agreement, the Bank agreed to acquire all of the issued and outstanding equity securities of Summit (the “Acquisition”) in exchange for (i) 404,694 shares of Company common stock (the “Company Stock”), equal to $10,000,000 (the “Stock Consideration Value”) based on a per share value of $24.71, the volume weighted average price per share of the Company’s common stock on NASDAQ for the 20 consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, and (ii) a cash payment equal to $111,500,000 (to be adjusted up or down based on the net book value of Summit at the time of closing) (the “Cash Consideration” and together with the Stock Consideration, the “Acquisition Consideration”). In addition, pursuant to the Purchase Agreement, the Bank agreed to pay to the Sellers’ Representative certain “earn-out” payments annually for each of the five years following the closing of the Acquisition. The earn-out consideration is payable in cash in an amount equal to 2.5% of principal value of the actual originations of equipment leases and similar financing products offered by Summit in excess of the Base Level of Originations (as defined in the Purchase Agreement) in the applicable year.

Summit is a privately held, full service, equipment financing company that originates, purchases, sells and services equipment leases to commercial businesses in United States and Canada. Summit is based in Mason, Ohio.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties, and contains indemnification provisions under which the parties have agreed, subject to certain limitations, to indemnify each other against certain liabilities. On the closing date of the Acquisition, the Bank will deposit a portion of the Acquisition Consideration with an escrow agent to be held in escrow. The escrow amount may be used to account for indemnification claims and any post-closing adjustment of the Acquisition Consideration. To supplement the limited indemnification provided by Sellers, the Bank has obtained representation and warranty insurance.

The closing of the Acquisition is subject to customary conditions, including, among others, (i) the absence of any governmental order that restrains, prevents or materially alters the transactions contemplated by the Purchase Agreement, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of the parties’ representations and warranties contained in the Purchase Agreement (subject to certain qualifications), (iv) the parties’ material compliance with the covenants and agreements in the Purchase Agreement, (v) the absence of a material adverse effect on Summit or the Bank, (vi) entering into a registration rights agreement, as described below. The Company expects the Acquisition to close in the fourth quarter of 2021.

The Purchase Agreement also contains customary pre-closing covenants, including the obligation of Summit to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the Bank.

The Purchase Agreement is terminable at any time prior to closing by mutual consent of the parties and in the following limited circumstances: (i) by the Bank if there is an uncured (within 30 days of written notice) material breach by Sellers or Summit that would result in the failure of a closing condition; (ii) by the Sellers’ Representative if there is an uncured (within 30 days of written notice) material breach by the Bank that would result in the failure of a closing condition; (iii) by the Bank, if the Sellers or Summit have not satisfied their respective closing conditions as of December 31, 2021 or if satisfaction of such a condition becomes impossible and the Bank has not waived such condition on or before such date; or (iv) by the Sellers’ Representative, if the Bank has not satisfied its closing conditions as of December 31, 2021 or if satisfaction of such a condition becomes impossible and the Sellers’ Representative or Summit has not waived such condition on or before such date.

As a condition to the closing of the Acquisition, the Company and Sellers’ Representative will enter into a reasonable and customary registration rights agreement (the “Registration Rights Agreement”) with respect to the registration for resale of all of the Stock Consideration to be issued pursuant to the Purchase Agreement (the “Registrable Securities”) on a delayed or continuous basis, which shall include customary rights for the Sellers to effect sales of such Registrable Securities pursuant to an automatic shelf registration statement pursuant to Rule 415 under the Securities Act on Form S-3.

The foregoing description of the Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company will issue the Stock Consideration in the Acquisition to persons who are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering and sale of Stock Consideration in the Acquisition is being made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On December 7, 2021, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The executive officers of the Company intend to use the materials filed herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The Company does not intend for this Item 7.01, Exhibit 99.1 or Exhibit 99.2 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this report that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the Acquisition, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to the Company’s Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes will differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by the Company with the SEC, risks and uncertainties for the Company include, but are not limited to, the failure to satisfy conditions to completion of the Acquisition, including receipt of required regulatory and other approvals and the failure of the Acquisition to close for any other reason. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated as of December 6, 2021, by and among First Financial Bancorp., First Financial Bank, Summit Funding Group, Inc., the Sellers (as defined therein) and Richard L. Ross, as Sellers’ Representative
99.1	First Financial Bancorp. Press Release, dated December 7, 2021
99.2	First Financial Bancorp. Investor Presentation, dated December 7, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*Schedules and exhibits to the Stock Purchase Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.	By:	/s/ James M. Anderson
James M. Anderson
Executive Vice President and Chief Financial Officer

Date: December 7, 2021